Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NCI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4477465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11730 Plaza America Drive Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

NCI, Inc. Amended and Restated 2005 Performance Incentive Plan

(Full title of the plan)

Charles K. Narang Chief Executive Officer NCI, Inc. 11730 Plaza America Drive Reston, Virginia 20190 (703) 701-6900	Copy to: Jeffrey B. Grill, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, NW Washington, DC (202) 663-8000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.019 par value per share	400,000	$6.92 (2)	$2,768,000.00	$356.52

(1)	Pursuant to Rule 416, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Class A Common Stock of the Registrant.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, solely for the purposes of calculating the registration fee, based on the average high and low prices of the Shares on February 7, 2014, as reported on the Nasdaq Global Select Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely to register 400,000 additional shares (the “Additional Shares”) of Class A Common Stock of NCI, Inc. (the “Registrant”). The Additional Shares consist of 100,000 shares added on August 1 of each of 2010, 2011, 2012, and 2013 pursuant to the NCI, Inc. Amended and Restated 2005 Performance Incentive Plan. The Additional Shares are additional securities of the same class as other securities for which a registration statement on Form S-8 (Registration No. 333-129168) was filed with the Securities and Exchange Commission on October 21, 2005. Accordingly, pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item. 8.	Exhibits

Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(2)

4.1	Specimen Class A Common Stock Certificate(3)

4.2*	NCI, Inc. Amended and Restated 2005 Performance Incentive Plan(4)

4.3*	Form of Amended and Restated 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(5)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered(6)

23.1	Consent of Ernst & Young LLP(6)

23.2	Consent of Deloitte & Touche LLP(6)

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (See Exhibit 5.1)

24	Power of Attorney (Included as part of signature page)(6)

(1)	Previously filed as exhibits on Form S-1/A dated October 4, 2005.
(2)	Previously filed as exhibits on Form S-1 dated July 29, 2005.
(3)	Previously filed on Form S-1/A dated October 20, 2005.
(4)	Previously filed on Form DEF 14A dated April 30, 2009.
(5)	Previously filed on Form 8-K dated June 12, 2009.
(6)	Filed herewith.
*	Management Contract or Compensatory Plan or Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on February 14, 2014.

NCI, Inc.

By:	/ S / Charles K. Narang
Charles K. Narang Chief Executive Officer, Director and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of NCI, Inc. hereby severally constitute Charles K. Narang and Lucas J. Narel and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NCI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles K. Narang Charles K. Narang	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	February 14, 2014

/s/ Brian J. Clark Brian J. Clark	President and Director	February 14, 2014

/s/ Lucas J. Narel Lucas J. Narel	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)	February 14, 2014

/s/ James P. Allen James P. Allen	Director	February 14, 2014

/s/ John E. Lawler John E. Lawler	Director	February 14, 2014

/s/ Paul V. Lombardi Paul V. Lombardi	Director	February 14, 2014

/s/ Philip O. Nolan Philip O. Nolan	Director	February 14, 2014

/s/ Austin Yerks Austin Yerks	Director	February 14, 2014

/s/ Daniel R. Young Daniel R. Young	Director	February 14, 2014

INDEX TO EXHIBITS

Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(2)

4.1	Specimen Class A Common Stock Certificate(3)

4.2*	NCI, Inc. Amended and Restated 2005 Performance Incentive Plan(4)

4.3*	Form of Amended and Restated 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(5)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered(6)

23.1	Consent of Ernst & Young LLP(6)

23.2	Consent of Deloitte & Touche LLP(6)

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (See Exhibit 5.1)

24	Power of Attorney (Included as part of signature page)(6)

(1)	Previously filed as exhibits on Form S-1/A dated October 4, 2005.
(2)	Previously filed as exhibits on Form S-1 dated July 29, 2005.
(3)	Previously filed on Form S-1/A dated October 20, 2005.
(4)	Previously filed on Form DEF 14A dated April 30, 2009.
(5)	Previously filed on Form 8-K dated June 12, 2009.
(6)	Filed herewith.
*	Management Contract or Compensatory Plan or Arrangement